Exhibit 99.1

Vaxcyte Reports Second Quarter 2020 Financial Results and Provides Business Update

Foster City, Calif., August 12, 2020 – Vaxcyte, Inc., formerly known as SutroVax, a next-generation vaccine company seeking to improve global health by developing superior and novel vaccines designed to prevent or treat some of the most common and deadly infectious diseases worldwide, today announced financial results for the second quarter ended June 30, 2020 and provided a business update.

“Despite the pandemic, the first half of 2020 was marked by significant progress across all aspects of our business, culminating with our successful initial public offering,” said Grant Pickering, Chief Executive Officer and Co-founder of Vaxcyte. “With key additions to our leadership team and the completion of both our Series D financing and IPO in the past several months, we are well positioned to execute our strategy and advance our pipeline of novel vaccine candidates, led by VAX-24, our 24-valent investigational pneumococcal conjugate vaccine.”

Recent Highlights

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Completed Upsized Initial Public Offering (IPO): On June 16, 2010, Vaxcyte completed its IPO of 17,968,750 shares of common stock, which included the full exercise of the underwriters’ option to purchase 2,343,750 additional shares, at a public offering price of $16.00 per share, resulting in aggregate net proceeds of $264.1 million.

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Achieved VAX-24 Manufacturing Milestones: Vaxcyte achieved several key manufacturing milestones for VAX-24, its lead vaccine candidate, including release of the good manufacturing practices (GMP) batches of the eCRM protein carrier, completion of the GMP batches of the 24 polysaccharide antigens and initiation of the GMP batches of the conjugate drug substances. VAX-24 is the Company’s 24-valent pneumococcal conjugate vaccine (PCV) candidate being developed for the prevention of invasive pneumococcal disease (IPD).

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Amended CARB-X Agreement for VAX-A1 Program: In July 2020, Vaxcyte’s grant from CARB-X related to its VAX-A1 vaccine candidate was increased from 50% to 90% of reimbursable expenses during the initial funding period. VAX-A1 is a novel conjugate vaccine designed to provide universal protection from infections caused by Group A Strep bacteria, which include pharyngitis, toxic shock syndrome and necrotizing fasciitis.

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Strengthened Executive Leadership and Board: In May 2020, Vaxcyte appointed Andrew Guggenhime as Chief Financial Officer and Chief Business Officer, bringing more than two decades of financial and strategic leadership experience in healthcare. In April 2020, Vaxcyte appointed Halley Gilbert to its board of directors, bringing over 20 years of biotechnology leadership experience.

Anticipated Milestones

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VAX-24: Vaxcyte expects to submit an Investigational New Drug (IND) application for VAX-24 to the U.S. Food and Drug Administration (FDA) and initiate its Phase 1/2 clinical proof-of-concept study in the second half of 2021. Vaxcyte expects to announce topline data from this study in 2022.

•	VAX-A1: Vaxcyte expects to nominate a final vaccine candidate for VAX-A1 in 2021.
•	VAX-PG: Vaxcyte expects to nominate a final vaccine candidate for VAX-PG, its novel therapeutic vaccine designed to treat periodontal disease, in 2021.

Second Quarter 2020 Financial Results

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Cash Position: Cash and cash equivalents were $410.0 million as of June 30, 2010, compared to $59.0 million as of December 31, 2019, an increase due to Vaxcyte’s IPO in June 2020 and Series D financing in March 2020.

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Research & Development (R&D) Expenses: R&D expenses were $18.2 million for the three months ended June 30, 2020 as compared to $10.0 million for the same period in 2019. The increase was due primarily to an increase in manufacturing expenses related to the Company’s VAX-24 program.

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General & Administrative (G&A) Expenses: G&A expenses were $3.0 million for the three months ended June 30, 2020 as compared to $2.3 million for the same period in 2019. The increase was due primarily to an increase in personnel-related expenses.

•	Net Loss: For the three months ended June 30, 2020, net loss was $20.3 million, compared to $10.7 million for the three months ended June 30, 2019.

About Vaxcyte

Vaxcyte is a next-generation vaccine company seeking to improve global health by developing superior and novel vaccines designed to prevent or treat some of the most common and deadly infectious diseases worldwide. The Company’s cell-free protein synthesis platform, comprising the XpressCFTM platform, exclusively licensed from Sutro Biopharma, Inc., together with Vaxcyte’s proprietary know-how, enables the design and production of protein carriers and antigens, the critical building blocks of vaccines, in ways that the Company believes conventional vaccine technologies currently cannot. Vaxcyte’s lead vaccine candidate, VAX-24, is a preclinical, 24-valent broad-spectrum pneumococcal conjugate vaccine (PCV) being developed for the prevention of invasive pneumococcal disease (IPD). Vaxcyte’s pipeline also includes VAX-XP, a PCV with an expanded breadth of coverage of at least 30 strains, including newly emerging strains responsible for IPD and antibiotic resistance; VAX-A1, a prophylactic vaccine candidate designed to prevent Group A Strep infections; and VAX-PG, a therapeutic vaccine candidate designed to slow or stop the progression of periodontal disease by targeting the keystone pathogen responsible for this chronic, oral inflammatory disease. For more information, visit www.vaxcyte.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the process and timing of anticipated future development of Vaxcyte’s vaccine candidates, including VAX-24, VAX-XP, VAX-A1 and VAX-PG. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,”

“project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on Vaxcyte’s current expectations and actual results and timing of events could differ materially from those anticipated in such forward-looking statements as a result of risks and uncertainties, including, without limitation, risks related to Vaxcyte’s product development programs, including development timelines, success and timing of chemistry, manufacturing and controls and related manufacturing activities, potential delays or inability to obtain and maintain required regulatory approvals for its vaccine candidates, and the risks and uncertainties inherent with preclinical and clinical development processes; the success, cost and timing of all development activities and clinical trials; and sufficiency of cash and other funding to support Vaxcyte’s development programs and other operating expenses. These and other risks are described more fully in Vaxcyte’s filings with the Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q filed with the SEC on August 12, 2020, its prospectus dated June 11, 2020 filed with the SEC on June 15, 2020 or in other documents Vaxcyte subsequently files with or furnishes to the SEC. Vaxcyte undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations. Readers should not rely upon the information in this press release as current or accurate after its publication date.

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Investor Contact:

Andrew Guggenhime, Chief Financial Officer & Chief Business Officer

Vaxcyte, Inc.

650-837-0111

investors@vaxcyte.com

Vaxcyte, Inc.
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development (1)	$18,178	$9,968	$42,493	$22,595
General and administrative (1)	3,046	2,264	6,327	3,580
Total operating expenses	21,224	12,232	48,820	26,175

Loss from operations	(21,224)	(12,232)	(48,820)	(26,175)
Other income(expense), net
Interest expense	—	(11)	(7)	(24)
Interest income	44	181	179	418
Grant income	1,036	—	1,365	—
Foreign currency transaction losses	(176)	(53)	(179)	(231)
Change in fair value of the redeemable convertible preferred stock tranche liability	—	1,450	—	1,676

Total other income (expense), net	904	1,567	1,358	1,839

Net loss and comprehensive loss	$(20,320)	$(10,665)	$(47,462)	$(24,336)

Net loss per share, basic and diluted	$(1.72)	$(2.90)	$(5.99)	$(6.62)

Weighted-average shares outstanding, basic and diluted	11,803,778	3,682,897	7,926,818	3,677,032

(1) Amounts include stock-based compensation expense as follows:

Research and development	$374	$87	$523	$175
General and administrative	915	191	1,138	370
Total stock-based compensation expense	$1,289	$278	$1,661	$545

Vaxcyte, Inc.
Summary Consolidated Balance Sheet Data
(in thousands)
(unaudited)

		June 30,	December 31,
		2020	2019
Cash and cash equivalents		$410,046	$58,976
Total assets		416,248	65,698
Redeemable convertible preferred stock		—	160,310
Total stockholders' equity (deficit)		383,210	(106,373)